UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 13, 2010

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2010, the Company held its annual meeting of stockholders, at which the Company’s stockholders voted on the election of two Class I directors that had been nominated for election by the Company’s Board of Directors and to ratify the audit committee’s appointment of Ernst & Young LLP as the Company’s independent auditors for 2010. For more information on these proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2010.

The stockholders elected Robert M. Givens and Roger J. Heinen, Jr. as Class I directors, to serve on the Company’s Board of Directors until the annual meeting of stockholders to be held in 2013 and voted to ratify the audit committee’s appointment of Ernst & Young LLP as the Company’s independent auditors for 2010. The tabulation of votes with respect to the election of such directors and ratification of the audit committee’s appointment of Ernst& Young LLP was as follows:

	Votes For	Votes Withheld	Abstain
Election of Class I Directors:

Robert M. Givens	30,442,969	430,075	—

Roger J. Heinen, Jr.	29,641,633	1,231,411	—

Ratification of Ernst & Young LLP:	32,807,308	154,629	26,650

Following the meeting, the Company’s Board of Directors consisted of Robert M. Givens (Chairman), Douglas J. Shaw, A. Bruce Johnston, Roger J. Heinen, Jr., Pamela F. Lenehan, Peter J. Simone and Robert L. Lentz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

May 14, 2010	By:	/S/ DOUGLAS J. SHAW
Douglas J. Shaw
President and Chief Executive Officer (Principal Executive Officer)